Stockholder Meeting Results

A Special Meeting of Stockholders (the "Meeting") of Scudder Emerging Markets Income Fund (the "Fund") was held on October 27, 1997, at the offices of Scudder, Stevens & Clark, Inc., 25th Floor, 345 Park Avenue (at 51st Street), New York, New York 10154. At the Meeting, as adjourned and reconvened, the following matters were voted upon by the stockholders (the resulting votes for each matter are presented below.) With regard to certain proposals, it was recommended that the Meeting be reconvened in order to provide stockholders with an additional opportunity to return their proxies. The date of the reconvened meeting at which the matters were decided is noted after the proposed matter.

1.    To elect Directors.
                                                      Number of Votes:
                                                      ----------------

                    Director                   For                   Withheld
                    --------                   ---                   --------

       Paul Bancroft III                    15,187,359               556,275

       Sheryle J. Bolton                    15,196,206               547,428

       William T. Burgin                    15,194,729               548,905

       Thomas J. Devine                     15,184,869               558,765

       Keith R. Fox                         15,196,072               547,562

       William H. Gleysteen, Jr.            15,181,641               561,993

       William H. Luers                     15,195,388               548,246

       Daniel Pierce                        15,187,144               556,490

       Kathryn L. Quirk                     15,178,045               565,589

2. To approve the new Investment Management Agreement between the Fund and Scudder Kemper Investments, Inc.

                                Number of Votes:
                                ----------------

          For            Against         Abstain        Broker Non-Votes*
          ---            -------         -------        -----------------

       14,778,702        597,149         367,783            1,615,312


3. To approve the Board's discretionary authority to convert the Fund to a master/feeder fund structure through a sale or transfer of assets or otherwise. (Approved on December 2, 1997.)


                                Number of Votes:
                                ----------------

          For            Against         Abstain       Broker Non-Votes*
          ---            -------         -------       -----------------

       14,373,422       1,270,547        605,086           1,338,396


                    23 - Scudder Emerging Markets Income Fund

4. To approve the revision of certain fundamental investment policies.


                                                                         Number of Votes:
                                                                         ----------------

          Fundamental Policies                   For               Against              Abstain        Broker Non-Votes*
          --------------------                   ---               -------              -------        -----------------

       4.1  Diversification                  12,717,114            806,588              604,620            1,615,312

       4.2  Borrowing                        12,465,778           1,049,976             612,568            1,615,312

       4.3  Senior securities                12,560,524            954,444              613,354            1,615,312

       4.4  Purchase of physical             12,544,496            975,249              608,577            1,615,312
            commodities

       4.5  Concentration                    12,675,222            853,949              599,151            1,615,312

       4.6  Underwriting of securities       12,654,763            875,666              597,893            1,615,312

       4.7  Investment in real estate        12,709,894            720,515              697,913            1,615,312

       4.8  Lending                          12,650,114            768,864              709,344            1,615,312


5. To ratify the selection of Coopers & Lybrand L.L.P. as the Fund's independent accountants.


                                Number of Votes:
                                ----------------

           For                      Against                    Abstain
           ---                      -------                    -------

        15,063,361                  224,355                    455,918


* Broker non-votes are proxies received by the Fund from brokers or nominees when the broker or nominee neither has received instructions from the beneficial owner or other persons entitled to vote nor has discretionary power to vote on a particular matter.

                    24 - Scudder Emerging Markets Income Fund